As filed with the Securities and Exchange Commission on September 26, 2018

File Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

------------

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

55-0856151

(IRS Employer Identification Number)

5885 Hollis Street, Suite 100

Emeryville, CA  94608

(510) 450-0761

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John G. Melo

President and Chief Executive Officer

5885 Hollis Street, Suite 100

Emeryville, CA  94608

(510) 450-0761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all correspondence to:

Gordon K. Davidson, Esq.

Daniel J. Winnike, Esq.

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

(650) 988-8500

From time to time after the effectiveness of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value per share	3,616,174	$7.26	$26,253,423.24	$3,268.55

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s common stock.

(2)	In accordance with Rule 457(c) under the Securities Act of 1933, the aggregate offering price of the registrant’s common stock is estimated solely for the purpose of calculating the registration fees due for this filing. For the initial filing of this Registration Statement, this estimate was based on the average of the high and low sales price of the registrant’s common stock reported by The NASDAQ Stock Market on September 19, 2018.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with  Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED SEPTEMBER 26, 2018

PROSPECTUS

3,616,174 Shares

AMYRIS, INC.

Common Stock

This prospectus relates to the registration for potential offer and sale from time to time of up to 3,616,174 shares of our common stock, par value $0.0001 per share (the “Shares”), by the selling stockholders identified in the “Selling Stockholders” section of this prospectus.  The shares of common stock registered hereunder consist of shares issuable to the selling stockholders upon the exercise of warrants (the “Warrants”) issued pursuant to those certain Warrant Exercise Agreements, each dated as of April 12, 2018 (the “Warrant Exercise Agreements”), between the Company and the investors party thereto. For more information regarding the Warrants and the Warrant Exercise Agreements, see “Selling Stockholders” below.

The selling stockholders may sell the Shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders may sell the Shares at any time at market prices prevailing at the time of sale or at privately negotiated prices. For more information regarding the selling stockholders and the sale of the Shares, see “Selling Stockholders” and “Plan of Distribution” below.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Shares by the selling stockholders. We will pay the expenses incurred in registering the Shares, including legal and accounting fees.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “AMRS.”  On September 25, 2018, the closing price of our common stock was $8.32.

Investing in our securities involves risks.  See “Risk Factors” commencing on page 4.  You should carefully read this prospectus, the documents incorporated herein, and, if applicable, any prospectus supplement subsequently filed with respect to this prospectus, before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 26, 2018.

TABLE OF CONTENTS

INFORMATION CONTAINED IN THIS PROSPECTUS	i
SUMMARY	1
RISK FACTORS	4
FORWARD-LOOKING STATEMENTS	8
USE OF PROCEEDS	8
DETERMINATION OF OFFERING PRICE	8
SELLING STOCKHOLDERS	9
PLAN OF DISTRIBUTION	12
DESCRIPTION OF CAPITAL STOCK	15
LEGAL MATTERS	17
EXPERTS	17
WHERE YOU CAN FIND MORE INFORMATION	18
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	18

INFORMATION CONTAINED IN THIS PROSPECTUS

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or, if applicable, any accompanying prospectus supplement or any free writing prospectus.  This prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is delivered or securities are sold on a later date.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

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SUMMARY

The following summary provides an overview of selected information related to this offering and does not contain all the information that you should consider before investing in our securities. You should carefully read this entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 4, the financial statements and related notes and other information incorporated by reference in this prospectus, and, if applicable, any prospectus supplement or related free writing prospectus, and the additional information described under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before buying securities in this offering. Unless the context otherwise requires, “Amyris,” the “Company,” “we,” “us,” “our” and similar names refer to Amyris, Inc. References to the “selling stockholders” refer to the stockholders listed herein under “Selling Stockholders” beginning on page 9, who may sell shares from time to time as described in this prospectus.

About This Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process to register 3,616,174 shares of our common stock, par value $0.0001 per share. The shares of common stock registered hereunder consist of shares issuable to the selling stockholders upon exercise of the Warrants. The Shares are being registered for potential resale or other disposition from time to time by the selling stockholders. We will not receive any proceeds from the sale or other disposition of the Shares registered hereunder, or interests therein.

About Amyris, Inc.

Overview

We are a leading industrial biotechnology company that applies its technology platform to engineer, manufacture and sell high performance, natural, sustainably sourced products into the Health & Wellness, Clean Beauty, and Flavors & Fragrances markets. Our proven technology platform enables us to rapidly engineer microbes and use them as catalysts to metabolize renewable, plant-sourced sugars into large volume, high-value ingredients. Our biotechnology platform and industrial fermentation process replace existing complex and expensive manufacturing processes. We have successfully used our technology to develop and produce five distinct molecules at commercial volumes.

Background

We were founded in 2003 in the San Francisco Bay area by a group of scientists from the University of California, Berkeley. Our first major milestone came in 2005 when, through a grant from the Bill & Melinda Gates Foundation, we developed technology capable of creating microbial strains that produce artemisinic acid, which is a precursor of artemisinin, an effective anti-malarial drug. In 2008, we granted royalty-free licenses to allow Sanofi-Aventis to produce artemisinic acid using our technology. Building on our success with artemisinic acid, in 2007 we began applying our technology platform to develop, manufacture and sell sustainable alternatives to a broad range of markets.

We focused our initial development efforts primarily on the production of Biofene®, our brand of renewable farnesene, a long-chain, branched hydrocarbon molecule that we manufacture through fermentation using engineered microbes. Our farnesene derivatives are sold in hundreds of products as nutraceuticals, skincare products, fragrances, solvents, polymers, and lubricant ingredients. The commercialization of farnesene pushed us to create a more cost efficient, faster and accurate development process in the lab and drive manufacturing costs down. This investment has enabled our technology platform to rapidly develop microbial strains and commercialize target molecules. In 2014, we began manufacturing additional molecules for the Flavors & Fragrances industry; in 2015 we began investing to expand our capabilities to other small molecule chemical classes beyond terpenes via our collaboration with the Defense Advanced Research Projects Agency, and in 2016 we expanded into proteins.

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Our Platform

We have invested over $500 million in infrastructure and technology to create microbes that produce molecules from sugar or other feedstocks at commercial scale. This platform has been used to design, build, optimize, and upscale strains producing five distinct molecules, leading to more than 15 commercial ingredients used in over 600 consumer products. Our time to market for molecules has decreased from seven years to less than a year for our most recent molecule, mainly due to our ability to leverage the technology platform we have built.

Our technology platform has been in active use since 2008 and has been integrated with our commercial production since 2011, creating an organism development process that we believe makes us an industry leader in the successful scale-up and commercialization of biotech-produced ingredients. The key performance characteristics of our platform that we believe differentiate us include our proprietary computational tools, strain construction tools, screening and analytics tools, and advanced lab automation and data integration. Having this fully integrated with our large scale manufacturing process and capability enables us to always engineer with the end specification and requirements guiding our technology. Our state-of-the-art infrastructure includes industry-leading strain engineering and lab automation located in Emeryville, California, pilot scale production facilities in Emeryville, California and Campinas, Brazil, a demonstration-scale facility in Campinas, Brazil and a commercial-scale production facility in Leland, North Carolina, which is owned and operated by our Aprinnova joint venture to convert our Biofene into squalane and other final products.

We are able to use a wide variety of feedstocks for production, but have focused on accessing Brazilian sugarcane for our large-scale production because of its renewability, low cost and relative price stability. We have also successfully used other feedstocks such as sugar beets, corn dextrose, sweet sorghum and cellulosic sugars at various manufacturing facilities.

Strategy and Business Model

We believe that industrial synthetic biology represents a third industrial revolution, bringing together biology and engineering to generate new, more sustainable materials to meet the growing global demand for bio-based replacements for petroleum-based and traditional animal- or plant-derived ingredients. We continue to build demand for our current portfolio of products through an extensive sales network provided by our collaboration partners that represent the world's leading companies for our target market sectors. We also have a small group of direct sales and distributors who support our Clean Beauty market. With our partnership model, our partners invest in the development of each molecule to bring it from the lab to commercial scale and use their extensive sales force to sell our ingredients and formulations to their customers as part of their core business. We capture long-term revenue both through the production and sale of the molecule to our partners and through royalty revenues (previously referred to as value share) from our partners' product sales to their customers.

Several years ago, we made the strategic decision to transition our business model from collaborating and commercializing molecules in low margin commodity markets to higher margin specialty markets. We began the transition by first commercializing and supplying farnesene-derived squalene as a cosmetic ingredient sold to formulators and distributors. We also entered into collaboration and supply agreements for the development and commercialization of molecules within the Flavors & Fragrances and Cosmetic Ingredients where we utilize our strain generation technology to develop molecules that meet our customers’ rigorous specifications.

During this transition, we solidified the business model of partnering with our customers to create sustainable, high performing, low-cost molecules that replace an ingredient in their supply chain, commercially scale and manufacture those molecules, and share in the profits earned by our customers once our customer sells its product into these specialty markets. These three steps constitute our collaboration revenues, renewable product revenues, and royalty revenues (previously referred to as value share revenues).

Corporate Information

We were originally incorporated in California in 2003 under the name Amyris Biotechnologies, Inc. and then reincorporated in Delaware in 2010 and changed our name to Amyris, Inc. Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, California 94608, and our telephone number is (510) 450-0761. Our website address is www.amyris.com. The information contained in or accessible through our website or contained on other websites is not a part of, and is not incorporated into, this prospectus.

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Amyris, the Amyris logo and Biofene are trademarks or registered trademarks of Amyris, Inc. This prospectus also contains trademarks and trade names of other businesses that are the property of their respective holders.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below, which may be amended, supplemented, or superseded from time to time by reports we file with the Commission in the future. These risk factors should be read together with the financial and other information contained or incorporated by reference in this prospectus before making a decision to buy our common stock, including without limitation the risks described in Part I, Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in Part II, Item 1A, “Risk Factors” in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018. If any of the risks actually occur, our business, financial condition and results of operations could suffer. In these circumstances, the market price of our common stock could decline and you may lose all or part of your investment in our common stock.

Additional risks and uncertainties beyond those set forth below or in our reports and not presently known to us or that we currently deem immaterial may also affect our operations. Any risks or uncertainties, whether set forth below, in our reports or otherwise, could cause our business, financial condition, results of operations and future prospects to be materially and adversely harmed. The trading price of our common stock could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment.

Our stock price may be volatile.

The market price of our common stock has been, and we expect it to continue to be, subject to significant volatility, and it has declined significantly from our initial public offering price. On September 25, 2018, the reported closing price of our common stock on the NASDAQ Global Select Market was $8.32 per share. Market prices for securities of early stage companies have historically been particularly volatile. Such fluctuations could be in response to, among other things, the factors described in this “Risk Factors” section, or other factors, some of which are beyond our control, such as:

•	fluctuations in our financial results or outlook or those of companies perceived to be similar to us;
•	changes in estimates of our financial results or recommendations by securities analysts;
•	changes in market valuations of similar companies;
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changes in the prices of commodities associated with our business such as sugar and petroleum or changes in the prices of commodities that some of our products may replace, such as oil and other petroleum sourced products;

•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;
•	announcements by us or our competitors of significant contracts, acquisitions or strategic partnerships;
•	regulatory developments in the United States, Brazil, and/or other foreign countries;
•	litigation involving us, our general industry or both;
•	additions or departures of key personnel;
•	investors’ general perception of us; and
•	changes in general economic, industry and market conditions.

Furthermore, stock markets have experienced price and volume fluctuations that have affected, and continue to affect, the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rate changes and international currency fluctuations, may negatively affect the market price of our common stock.

In the past, many companies that have experienced volatility and sustained declines in the market price of their stock have become subject to securities class action and derivative action litigation. We were involved in two such lawsuits which were dismissed in 2014, were involved in three such lawsuits that were dismissed in September 2017 and July 2018, respectively, and are currently involved in two such lawsuits, and we may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

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If our common stock is delisted from NASDAQ, our business, financial condition, results of operations and stock price could be adversely affected, and the liquidity of our stock and our ability to obtain financing could be impaired.

On June 14, 2016, we received a notice from The NASDAQ Stock Market (“NASDAQ”) notifying us that we were not in compliance with the requirement of NASDAQ Listing Rule 5450(a)(1) for continued listing on The NASDAQ Global Market (the “Minimum Bid Price Listing Rule”), as a result of the closing bid price of our common stock being below $1.00 per share for 30 consecutive business days. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we had 180 calendar days, or until December 12, 2016, to regain compliance with the Minimum Bid Price Listing Rule. To regain compliance, the closing bid price of our common stock had to be at least $1.00 per share for a minimum of 10 consecutive business days. On November 1, 2016, we received a notice from NASDAQ that we had regained compliance with the Minimum Bid Price Listing Rule. Subsequently, on December 19, 2016, we received a notice from NASDAQ notifying us that we were again not in compliance with the Minimum Bid Price Listing Rule as a result of the closing bid price of our common stock being below $1.00 per share for 30 consecutive business days. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we had 180 calendar days, or until June 19, 2017, to regain compliance with the Minimum Bid Price Listing Rule. On June 5, 2017, after receiving board and stockholder approval, we amended our certificate of incorporation to implement a 1-for-15 reverse stock split of our common stock as well as a reduction of the total number of authorized shares of our common stock from 500,000,000 to 250,000,000. On June 20, 2017, we received a letter from NASDAQ notifying us that we had regained compliance with the Minimum Bid Price Listing Rule as a result of the closing bid price of our common stock being at $1.00 per share or greater for the 10 consecutive business days from June 6, 2017 to June 19, 2017. There can be no assurance that we will maintain compliance with the Minimum Bid Price Listing Rule in the future or that our common stock will remain listed on NASDAQ.

Any delisting of our common stock from NASDAQ could adversely affect our ability to attract new investors, decrease the liquidity of our outstanding shares of common stock, reduce our flexibility to raise additional capital, reduce the price at which our common stock trades, and increase the transaction costs inherent in trading such shares with overall negative effects for our stockholders. In addition, the delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our securities at all. Furthermore, the delisting of our common stock from NASDAQ would constitute a breach under certain of our financing agreements, including agreements governing our outstanding convertible indebtedness, which could result in an acceleration of such indebtedness. If such indebtedness is accelerated, it would generally also constitute an event of default under our other outstanding indebtedness, permitting acceleration of such other outstanding indebtedness as well. For these reasons and others, the delisting of our common stock from NASDAQ could materially adversely affect our business, financial condition and results of operations.

The concentration of our capital stock ownership with insiders will limit the ability of other stockholders to influence corporate matters and presents risks related to the operations of our significant stockholders.

As of August 31, 2018, our significant stockholders held an aggregate total of 39.6% of our common shares outstanding, as follows: Koninklijke DSM N.V. (“DSM”) (13.6%), Foris Ventures, LLC (“Foris”) (10.7%), Vivo Capital LLC (“Vivo”) (8.7%) and Total S.A. (“Total”) (6.7%). Furthermore, DSM, Foris, Total and Vivo each hold convertible preferred stock, convertible promissory notes and/or warrants, pursuant to which they may acquire additional shares of our common stock and thereby increase their ownership interest in our company. Additionally, each of DSM, Vivo and Total have the right to designate one or more directors to serve on our board of directors pursuant to agreements between us and such stockholders. This significant concentration of share ownership may adversely affect the trading price of our common stock because investors often perceive disadvantages in owning stock in companies with stockholders with significant interests. Also, these stockholders, acting together, may be able to control or significantly influence our management and affairs and matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, such as mergers, consolidations or the sale of all or substantially all of our assets, and may not act in the best interests of our other stockholders. Consequently, this concentration of ownership may have the effect of delaying or preventing a change of control, or a change in our management or board of directors, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, even if such actions would benefit our other stockholders.

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The concentration of our capital stock ownership also presents risks related to the operations of our significant stockholders, including their international operations. For example, certain affiliates of Total that we do not control and that may be deemed to be our affiliates solely due to their control by Total may be deemed to have engaged in certain transactions or dealings with the government of Iran in 2017, for which Total has provided disclosure under Section 13(r) of the Securities Exchange Act of 1934. Such disclosure is set forth in Exhibit 99.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and is incorporated herein by reference. Disclosure of such activity, even if such activity is not subject to sanctions under applicable law, and any sanctions actually imposed on Total as a result of these activities or for other violations of applicable laws, such as anti-bribery laws, could harm our reputation and have a negative impact on our business.

In addition, certain of our significant stockholders, including DSM and Total, are also our commercial partners and have various rights in connection with their security ownership in our company. These stockholders may have interests that are different from those of our other stockholders, including with respect to our commercial transactions. While we have a related-party transactions policy that requires certain approvals of any transaction between our company and a significant stockholder or its affiliates, there can be no assurance that our significant stockholders will act in the best interests of our other stockholders, which could harm our results of operations and cause our stock price to decline.

Certain rights we have granted to DSM, Vivo, Total and other existing stockholders in relation to our future securities offerings could have substantial impacts on our company.

In connection with their investments in our company, we granted certain investors, including DSM, Vivo and Total, a right of first investment if we propose to sell securities in certain financing transactions. With these rights, such investors may subscribe for a portion of any such new financing and require us to comply with certain notice periods, which could discourage other investors from participating in, or cause delays in our ability to close, such a financing. Further, in certain cases such investors have the right to pay for any securities purchased in connection with an exercise of their right of first investment by canceling all or a portion of our debt held by them. To the extent such investors exercise these rights, it will reduce the cash proceeds we may realize from the relevant financing.

The market price of our common stock could be negatively affected by future sales of our common stock.

If our existing stockholders, particularly our largest stockholders, our directors, their affiliates, or our executive officers, sell a substantial number of shares of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that these stockholders might sell our common stock could also depress the market price of our common stock and could impair our future ability to obtain capital, especially through an offering of equity securities.

We have in place, or have agreed to file, registration statements for the resale of certain shares of our common stock held by, or issuable to, certain of our largest stockholders. All of our common stock sold pursuant to an offering covered by such registration statements will be freely transferable. In addition, shares of our common stock issued or issuable under our equity incentive plans have been registered on Form S-8 registration statements and may be freely sold in the public market upon issuance, except for shares held by affiliates who have certain restrictions on their ability to sell.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

We do not expect to declare any dividends in the foreseeable future.

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We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. In addition, certain of our equipment leases and credit facilities currently restrict our ability to pay dividends. Consequently, investors may need to rely on sales of their shares of our common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our common stock.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company. These provisions could also make it more difficult for stockholders to nominate directors and take other corporate actions. These provisions include:

•	a staggered board of directors;
•	authorizing the board of directors to issue, without stockholder approval, preferred stock with rights senior to those of our common stock;
•	authorizing the board of directors to amend our bylaws to increase the number of directors and to fill board vacancies until the end of the term of the applicable class of directors;
•	prohibiting stockholder action by written consent;
•	limiting the liability of, and providing indemnification to, our directors and officers;
•	eliminating the ability of our stockholders to call special meetings; and
•	requiring advance notification of stockholder nominations and proposals.

Section 203 of the Delaware General Corporation Law prohibits, subject to some exceptions, “business combinations” between a Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock, for a three-year period following the date that the stockholder became an interested stockholder. We have agreed to opt out of Section 203 through our certificate of incorporation, but our certificate of incorporation contains substantially similar protections to our company and stockholders as those afforded under Section 203, except that we have agreed with Total that it and its affiliates will not be deemed to be “interested stockholders” under such protections.

In addition, we have an agreement with Total which provides that, so long as Total holds at least 10% of our voting securities, we must inform Total of any offer to acquire us or any decision of our board of directors to sell our company, and we must provide Total with information about the contemplated transaction. In such events, Total will have an exclusive negotiating period of fifteen business days in the event our board of directors authorizes us to solicit offers to buy our company, or five business days in the event that we receive an unsolicited offer to purchase us. This exclusive negotiation period will be followed by an additional restricted negotiation period of ten business days, during which we are obligated to continue to negotiate with Total and will be prohibited from entering into an agreement with any other potential acquirer.

These and other provisions in our certificate of incorporation, our bylaws and in our agreements with Total could discourage potential takeover attempts, reduce the price that investors are willing to pay in the future for shares of our common stock and result in the market price of our common stock being lower than it would be without these provisions.

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FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the Commission that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties, including those discussed under the heading “Risk Factors” above, include our liquidity and ability to fund operating and capital expenses, potential delays or failures in development, production and commercialization of products, and in our reliance on third parties.

All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding expected production capacities, volumes and costs; any statements regarding anticipated benefits of our products and expectations for commercial relationships; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. In addition, the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings generally identify forward-looking statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus with the understanding that our actual future results may be materially different from what we expect.

The forward-looking statements in this prospectus and in any prospectus supplement or other document we have filed with the Commission and incorporated herein represent our views as of the date thereof.  We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future or to conform these statements to actual results or revised expectations, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus or such prospectus supplement or other document.

USE OF PROCEEDS

The proceeds from the sale of the Shares offered pursuant to this prospectus are solely for the accounts of the selling stockholders.  Accordingly, we will not receive any of the proceeds from the sale of the Shares offered by this prospectus.  See “Selling Stockholders” and “Plan of Distribution” below.

DETERMINATION OF OFFERING PRICE

The selling stockholders may offer and sell the shares of common stock covered by this prospectus at prevailing market prices or privately negotiated prices. See “Plan of Distribution” below.

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SELLING STOCKHOLDERS

The 3,616,174 shares of our common stock, par value $0.0001 per share, covered by this prospectus (the “Shares”) consist of shares issuable to the selling stockholders upon exercise of warrants (the “Warrants”) issued pursuant to those certain Warrant Exercise Agreements, each dated as of April 12, 2018 (the “Warrant Exercise Agreements”), between us and the investors party thereto. Pursuant to the Warrant Exercise Agreements, we and the investors party thereto agreed that the investors would (i) exercise certain outstanding warrants to purchase shares of our common stock originally issued to such investors on May 11, 2017 (the “Original Warrants”) for cash and (ii) surrender certain other Original Warrants for cancellation, and in exchange therefor we would issue to each investor a Warrant to purchase a number of shares of common stock equal to the number of shares issuable upon the exercise of the Original Warrant being exercised by such investor for cash pursuant to such investor’s Warrant Exercise Agreement. On April 12, 2018, we issued to each investor a Warrant, with an exercise price of $7.00 per share, to purchase a number of shares of common stock equal to the number of shares issuable upon the exercise of the Original Warrant being exercised by such investor for cash pursuant to such investor’s Warrant Exercise Agreement, representing warrants to purchase an aggregate of 3,616,174 shares of our common stock for all investors. The exercise price of the Warrants (i) will be subject to standard adjustments in the event of any dividends or distributions on our common stock, or any stock split, reverse stock split, recapitalization, reorganization or similar transaction and (ii) may only be satisfied in the form of a “cashless” or “net” exercise after the six-month anniversary of issuance, and only to the extent that there is not an effective registration statement covering the resale of the shares of common stock issuable upon exercise of the Warrants. The Warrants each expire on July 12, 2019. Notwithstanding the foregoing, no holder will have the right to exercise its Warrant to the extent that the holder, together with its affiliates, would beneficially own in excess of 4.99% (or such other percentage as determined by the holder and notified to us in writing, not to exceed 9.99%, provided that any increase will not be effective until 61 days after notice thereof) of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares upon such exercise of the Warrant. The Warrants were issued in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated under the Securities Act (“Regulation D”), without general solicitation, made only to and with “accredited investors” as defined in Regulation D.

The table below presents information regarding the selling stockholders and the number of Shares each selling stockholder is offering under this prospectus. Except as otherwise indicated in the footnotes below, the table is based on beneficial ownership of our common stock as of August 31, 2018. We have prepared the table based on information furnished to us by or on behalf of the selling stockholders.

Under the rules of the Commission, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Beneficial ownership is determined under Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and generally includes voting or investment power with respect to securities, including any securities that grant the holder the right to acquire shares of our common stock within 60 days of August 31, 2018. These shares are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes below, the table shows beneficial ownership as of August 31, 2018, as determined in accordance with Section 13(d) of the Exchange Act. The percentage ownership data is based on 64,048,282 shares of our common stock issued and outstanding as of August 31, 2018 (as reflected in the records of our stock transfer agent).

Unless otherwise indicated in the footnotes below, we believe that the selling stockholders have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Since the date on which they provided us with the information below, the selling stockholders may have sold, transferred or otherwise disposed of some or all of their shares in transactions exempt from the registration requirements of the Securities Act.

The number of shares in the column entitled “Shares Offered Hereby” represent all of the Shares that the selling stockholders may offer under this prospectus and may be sold by the selling stockholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute their Shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes the sale of all Shares offered by each of the selling stockholders hereunder. The selling stockholders may sell less than all of the Shares listed in the table. In addition, the Shares may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of Shares the selling stockholders will sell under this prospectus. The selling stockholders may sell some, all or none of the Shares in this offering.

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None of the selling stockholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years, other than the acquisition and beneficial ownership of the shares described in the tables below or other of our debt or equity securities.

Name of Selling Stockholder	Shares Beneficially Owned before Offering		Shares Offered Hereby(1)	Shares Beneficially Owned After Offering(1)
	Number	Percentage (%)		Number	Percentage (%)
CVI Investments, Inc.(2)	1,027,470	1.6	1,027,470	-	*
Bigger Capital Fund, LP(3)	39,682	*	39,682	-	*
Hudson Bay Master Fund Ltd.(4)	476,174	*	476,174	-	*
Sabby Healthcare Master Fund, Ltd.(5)	317,450	*	317,450	-	*
Sabby Volatility Warrant Master Fund, Ltd(6)	196,814	*	196,814	-	*
Intracoastal Capital, LLC(7)	208,088	*	208,088	-	*
Empery Asset Master, Ltd.(8)	85,712	*	85,712	-	*
Empery Tax Efficient, LP(9)	44,602	*	44,602	-	*
Empery Tax Efficient II, LP(10)	28,412	*	28,412	-	*
OTA LLC(11)	1,311,770	2.0	1,191,770	120,000	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)	We do not know when or in what amounts a selling stockholder may offer Shares for sale. The selling stockholders may not sell any or all of the Shares offered by this prospectus. Because the selling stockholders may sell all or some of the Shares pursuant to this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the Shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering. However, for illustrative purposes of this table, we have assumed that, after completion of this offering, none of the Shares covered by this prospectus will be held by the selling stockholders.
(2)	Includes 1,027,470 shares currently issuable upon exercise of Warrants. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”) has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The address for CVI Investments, Inc. is c/o Heights Capital Management, 101 California Street, Suite 3250, San Francisco, California 94111.
(3)	Includes 39,682 shares currently issuable upon exercise of Warrants. Michael Bigger, the managing member of Bigger Capital GP, LLC, the general partner of Bigger Capital Fund, LP, has the power to vote and dispose of the shares held by Bigger Capital Fund, LP and may be deemed to be the beneficial owner of these shares. The address for Bigger Capital Fund, LP is 159 Jennings Road, Cold Spring Harbor, New York 11724.
(4)	Includes 476,174 shares currently issuable upon exercise of Warrants. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address for Hudson Bay Master Fund Ltd. is 777 Third Avenue, 30th Floor, New York, New York 10017.
(5)	Includes 317,450 shares currently issuable upon exercise of Warrants. Sabby Management, LLC serves as the investment manager of this stockholder and shares voting and investment power with respect to these shares on behalf of this stockholder. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of this stockholder. Each of Sabby Management, LLC and Hal Mintz disclaim beneficial ownership over the securities covered by this prospectus except to the extent of their pecuniary interest therein. The address for Sabby Healthcare Master Fund, Ltd. is c/o Sabby Management, LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

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(6)	Includes 196,814 shares currently issuable upon exercise of Warrants. Sabby Management, LLC serves as the investment manager of this stockholder and shares voting and investment power with respect to these shares on behalf of this stockholder. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of this stockholder. Each of Sabby Management, LLC and Hal Mintz disclaim beneficial ownership over the securities covered by this prospectus except to the extent of their pecuniary interest therein. The address for Sabby Volatility Warrant Master Fund, Ltd is c/o Sabby Management, LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.
(7)	Includes 208,088 shares currently issuable upon exercise of Warrants. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital, LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The address for Intracoastal Capital, LLC is 2211A Lakeside Drive, Bannockburn, Illinois 60015.
(8)	Includes 85,712 shares currently issuable upon exercise of Warrants. Empery Asset Management LP, the authorized agent of Empery Asset Master, Ltd. (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address for Empery Asset Master, Ltd. is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, New York 10020.
(9)	Includes 44,602 shares currently issuable upon exercise of Warrants. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address for Empery Tax Efficient, LP is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, New York 10020.
(10)	Includes 28,412 shares currently issuable upon exercise of Warrants. Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address for Empery Tax Efficient II, LP is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, New York 10020.
(11)	Includes (i) 1,191,770 shares currently issuable upon exercise of Warrants and (ii) 120,000 shares currently issuable upon exercise of certain other warrants held by OTA LLC. OTA LLC acquired Warrants to purchase 1,191,770 shares of common stock on September 24, 2018 in a transaction exempt from registration under the Securities Act. Notwithstanding the date of acquisition, for purposes of this table, such Warrants are treated as being beneficially owned by OTA LLC as of August 31, 2018. Ira M. Leventhal, a senior managing director of OTA LLC, has voting and investment control over the reported securities. As a result, Mr. Leventhal may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by OTA LLC. The address for OTA LLC is One Manhattanville Road, Purchase, New York 10577.

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PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling Shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the Shares from time to time on any stock exchange or automated interdealer quotation system on which the Shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated.  The selling stockholders may sell the Shares by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	privately negotiated transactions;

(f)	short sales;

(g)	through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)	through the distribution of the securities by any selling stockholder holder to its partners, members or stockholders;

(i)	one or more underwritten offerings on a firm commitment or best efforts basis;

(j)	any combination of any of these methods of sale;

(k)	through such other method described in any applicable prospectus supplement for such offering; or
(l)	any other method permitted pursuant to applicable law.

The selling stockholders may also transfer the Shares by gift.  We are not aware of any arrangements by the selling stockholders for the sale of any of the Shares.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the Shares. These brokers, dealers or underwriters (which may include OTA LLC, one of the selling stockholders and a registered broker-dealer) may act as principals, or as an agent of a selling stockholder.  Broker-dealers may agree with a selling stockholder to sell a specified number of the Shares at a stipulated price per Share.  If the broker-dealer is unable to sell the Shares acting as agent for a selling stockholder, it may purchase as principal any unsold Shares at the stipulated price.  Broker-dealers who acquire the Shares as principals may thereafter resell the Shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the Shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.  The selling stockholders may also sell the Shares in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the Shares are covered by this prospectus.

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From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the Shares owned by them. The pledgees, secured parties or persons to whom the Shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s Shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s Shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the Shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the Shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ Shares being offered and the terms of the offering, the anticipated date of delivery of the Shares, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the Shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ Shares, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares (which may include OTA LLC, one of the selling stockholders and a registered broker-dealer) may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions. Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us and the selling stockholders, to indemnification by us, or the selling stockholders, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters and agents may engage in transactions with, or perform services for, us or the selling stockholders, as applicable, in the ordinary course of business.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the Shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the Shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those Shares. A selling stockholder may also loan or pledge the Shares offered hereby to a broker-dealer and the broker-dealer may sell the Shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged Shares offered hereby.

The selling stockholders and other persons participating in the sale or distribution of the Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M.  This regulation may limit the timing of purchases and sales of any of the Shares by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares in connection with an offering of a selling stockholder’s Shares, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the Shares to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

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We will not receive any proceeds from sales of any Shares by the selling stockholders. We will pay all of our expenses and specified expenses incurred by the selling stockholders incidental to the registration, offering and sale of the Shares to the public, but the selling stockholders will be responsible for payment of commissions, concessions, fees and discounts of underwriters, broker-dealers and agents.

We cannot assure you that the selling stockholders will sell all or any portion of the Shares offered hereby.

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DESCRIPTION OF CAPITAL STOCK

Common Stock

As of August 31, 2018, our authorized capital stock included 250,000,000 shares of common stock, par value $0.0001 per share, of which there were 64,048,282 shares outstanding as of August 31, 2018 (as reflected in the records of our stock transfer agent). A description of the material terms and provisions of our restated certificate of incorporation, as amended, and restated bylaws affecting the rights of holders of our common stock is set forth below. The description is intended as a summary only, and is qualified in its entirety by reference to our restated certificate of incorporation, as amended, and our restated bylaws that are filed as exhibits to the registration statement of which this prospectus forms a part.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding from time to time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends, and only then at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our restated certificate of incorporation, as amended, eliminates the right of stockholders to cumulate votes for the election of directors and establishes a classified Board of Directors, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing in office for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Registration Rights

Certain of our stockholders hold registration rights pursuant to (i) the Amended and Restated Letter Agreement, dated May 8, 2014, by and among us and certain of our stockholders, (ii) the letter agreement, dated July 29, 2015, by and among us and certain investors, (iii) the Registration Rights Agreement, dated October 20, 2015, by and among us and certain purchasers of our 9.50% Convertible Senior Notes due 2019, (iv) the warrant to purchase common stock issued by us to Nenter & Co., Inc. on November 16, 2016, (v) the Securities Purchase Agreement, dated May 8, 2017, by and among us and certain investors, (vi) the Securities Purchase Agreement, dated May 31, 2017, by and between us and the investor named therein, (vii) the Securities Purchase Agreement, dated August 2, 2017, by and between us and DSM International B.V., (viii) the Stockholder Agreement, dated August 3, 2017, by and between us and affiliates of Vivo Capital LLC, and (ix) the Amended and Restated Stockholder Agreement, dated August 7, 2017, by and between us and DSM International B.V.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services (formerly Wells Fargo Shareowner Services).

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Stock Exchange Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “AMRS.”

Anti-Takeover Provisions

The provisions of Delaware law, our restated certificate of incorporation, as amended, and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Delaware Law

Section 203 of the Delaware General Corporation Law (“Section 203”) prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets, with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the Board of Directors prior to the time that the interested stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

If Section 203 applied to us, these restrictions could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, could discourage attempts to acquire us.

A Delaware corporation may “opt out” of the restrictions on business combinations contained in Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of its outstanding voting shares. We have agreed to opt out of Section 203 through our restated certificate of incorporation, as amended, but our restated certificate of incorporation as amended, contains substantially similar protections to our company and stockholders as those afforded under Section 203, except that we have agreed with Total S.A. (“Total”) that it and its affiliates will not be deemed to be “interested stockholders” for purposes of such protections.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation, as amended, and our restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our company or management team, including the following:

•	Board of Directors Vacancies. Our restated certificate of incorporation, as amended, and restated bylaws authorize only our Board of Directors to fill vacant directorships. In addition, the number of directors constituting our Board of Directors will be set only by resolution adopted by a majority vote of our entire Board of Directors. These provisions prevent stockholders from increasing the size of our Board of Directors and gaining control of our Board of Directors by filling the resulting vacancies with their own nominees.

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•	Classified Board. Our restated certificate of incorporation, as amended, and restated bylaws provide that our Board of Directors is classified into three classes of directors. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our Board of Directors, and the prospect of that delay might deter a potential offeror. Pursuant to Delaware law, the directors of a corporation having a classified board may be removed by the stockholders only for cause. In addition, stockholders will not be permitted to cumulate their votes for the election of directors.

•	Stockholder Action; Special Meeting of Stockholders. Our restated certificate of incorporation, as amended, provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Our restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our Board of Directors, the chair of our Board of Directors, our chief executive officer or our president.

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide for advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•	Issuance of Undesignated Preferred Stock. Under our restated certificate of incorporation, as amended, our Board of Directors has the authority, without further action by the stockholders, to issue shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board of Directors. The existence of authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

In addition, we have an agreement with Total that, so long as Total holds at least 10% of our voting securities, we are required to notify Total if our Board of Directors seeks to cause the sale of our company or if we receive an offer to acquire us. In the event of such decision or offer, we are required to provide Total with all information given to an offering party and provide Total with an exclusive negotiating period of fifteen business days in the event the Board of Directors authorizes us to solicit offers to buy our company, or five business days in the event that we receive an unsolicited offer to purchase us. This exclusive negotiation period will be followed by an additional restricted negotiation period of ten business days, during which we are obligated to continue to negotiate with Total and will be prohibited from entering into an agreement with any other potential acquirer. These rights of Total may have the effect of delaying, deferring or discouraging another person from acquiring or attempting to acquire our company.

LEGAL MATTERS

The validity of the issuance of the Shares offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California. The validity of the Shares will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Amyris, Inc. as of and for the year ended December 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2017 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and current debt service requirements raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

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The consolidated financial statements of Amyris, Inc. as of December 31, 2016 and for each of the two years in the period ended December 31, 2016 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, as amended by (i) Amendment No. 1 on Form 10-K/A filed on April 18, 2018, (ii) Amendment No. 2 on Form 10-K/A filed on April 24, 2018 and (iii) Amendment No. 3 on Form 10-K/A filed on June 25, 2018, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the 2016 financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the filing requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).  Therefore, we file periodic reports, proxy statements and other information with the Commission.  Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the Commission at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  In addition, the Commission maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the Commission.  The information contained in or accessible through our website or contained on other websites is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we subsequently file with the Commission will automatically update and supersede information in this prospectus.  We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents furnished and not filed in accordance with Commission rules) prior to the termination of this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents (other than the portions of those documents furnished and not filed in accordance with Commission rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on April 17, 2018 (including the information incorporated therein from our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 27, 2018), as amended by (i) Amendment No. 1 on Form 10-K/A filed with the Commission on April 18, 2018, (ii) Amendment No. 2 on Form 10-K/A filed with the Commission on April 24, 2018 and (iii) Amendment No. 3 on Form 10-K/A filed with the Commission on June 25, 2018;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018, filed with the Commission on May 18, 2018 and August 14, 2018, respectively;

•	Our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the Commission on January 4, 2018, February 14, 2018, April 5, 2018, April 12, 2018, May 14, 2018 (Item 5.02 only), May 22, 2018, May 23, 2018, June 5, 2018, July 2, 2018 (Item 1.01, Item 2.03 and Exhibit 10.1 only), August 2, 2018, August 20, 2018, August 21, 2018 (Item 3.02, Item 8.01, Exhibit 5.01 and Exhibit 23.01 only) and August 24, 2018; and

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•	The description of our common stock contained in our registration statement on Form 8-A filed with the Commission on September 24, 2010, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus, including any exhibits that are specifically incorporated by reference in that information. You may request a copy of these filings by writing or telephoning us at the following address and number:

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, California 94608

Attention: Investor Relations

+1 (510) 450-0761

Copies of these filings are also available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the Commission. The information contained in or accessible through our website or contained on other websites is not a part of, and is not incorporated into, this prospectus.

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PROSPECTUS

3,616,174 Shares

AMYRIS, INC.

Common Stock

September 26, 2018

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information.  If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions in connection with this offering. All amounts shown are estimates except for the Commission registration fee:

Commission registration fee		$3,268.55
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

____________

*Estimated expenses not presently known.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

The registrant’s restated certificate of incorporation, as amended, limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL, and provides that no director will have personal liability to the registrant or to its stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any director for:

•	any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the registrant’s directors will be further limited to the greatest extent permitted by the DGCL.

As permitted by the DGCL, the registrant’s restated bylaws provide that:

•	the registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	the registrant may indemnify its other employees and agents as set forth in the DGCL;

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•	the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition, the registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the registrant to advance all expenses incurred by its directors and executive officers in investigating or defending any such action, suit or proceeding.  The indemnification provisions in the registrant’s restated certificate of incorporation, as amended, and restated bylaws and the indemnification agreements entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities arising under the Securities Act.

The registrant maintains an insurance policy that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers of the registrant.

Certain of the registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the registrant’s board of directors.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above:

Exhibit Number	Description
3.01	Restated Certificate of Incorporation
3.11	Restated Bylaws
10.05	Form of Indemnity Agreement between registrant and its directors and executive officers

ITEM 16.	EXHIBITS

Exhibit
Number	Description
3.01	Restated Certificate of Incorporation
3.02	Certificate of Amendment of the Restated Certificate of Incorporation dated May 9, 2013
3.03	Certificate of Amendment of the Restated Certificate of Incorporation dated May 12, 2014
3.04	Certificate of Amendment of the Restated Certificate of Incorporation dated September 18, 2015
3.05	Certificate of Amendment of the Restated Certificate of Incorporation dated May 18, 2016
3.06	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A 17.38% Convertible Preferred Stock (found at Exhibit A-1, herein)
3.07	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B 17.38% Convertible Preferred Stock (found at Exhibit A-2, herein)
3.08	Form of Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (found at Exhibit A-3, herein)

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3.09	Certificate of Amendment of the Restated Certificate of Incorporation dated June 5, 2017
3.10	Form of Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (found at Exhibit E, herein)
3.11	Restated Bylaws
4.01	Specimen of Common Stock Certificate
4.02	Form of Warrant
4.03	Amended and Restated Letter Agreement, dated May 8, 2014, among the registrant and the purchasers listed therein*
4.04	Letter Agreement, dated July 29, 2015, among the registrant and the registrant’s security holders listed therein
4.05	Registration Rights Agreement, dated October 20, 2015, among the registrant and the registrant’s security holders listed therein
4.06	Warrant to Purchase Stock issued November 16, 2016 by the registrant to Nenter & Co., Inc.
4.07	Form of Stockholder Agreement between the registrant, on the one hand, and Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P., on the other hand (found at Exhibit C, herein)
4.08	Amended and Restated Stockholder Agreement, dated August 7, 2017, between registrant and DSM International B.V.*
5.01	Opinion of Fenwick & West LLP regarding the Shares
10.01	Form of Warrant Exercise Agreement
10.02	Form of Securities Purchase Agreement, dated May 8, 2017, among the registrant and the investors named therein
10.03	Securities Purchase Agreement, dated May 31, 2017, between the registrant and the investor named therein
10.04	Securities Purchase Agreement, dated August 2, 2017, between the registrant and DSM International B.V.
10.05	Form of Indemnity Agreement between registrant and its directors and executive officers
23.01	Consent of KPMG LLP, independent registered public accounting firm
23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.03	Consent of Fenwick & West LLP (included in Exhibit 5.01)
24.01	Power of Attorney

_________________________

* Portions of this exhibit, which have been granted confidential treatment by the Securities and Exchange Commission, have been omitted.

ITEM 17.	UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

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(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on September 26, 2018.

AMYRIS, INC.

By: /s/ John Melo________________________
John Melo
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Melo, Kathleen Valiasek and Nicole Kelsey, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Melo	Director, President and Chief Executive Officer	September 26, 2018
John Melo	(Principal Executive Officer)

/s/ Kathleen Valiasek	Chief Financial Officer	September 26, 2018
Kathleen Valiasek	(Principal Financial Officer)

/s/ Anthony Hughes	Chief Accounting Officer	September 26, 2018
Anthony Hughes	(Principal Accounting Officer)

/s/ Geoffrey Duyk	Director	September 26, 2018
Geoffrey Duyk

/s/ Philip Eykerman	Director	September 26, 2018
Philip Eykerman

/s/ Christoph Goppelsroeder	Director	September 25, 2018
Christoph Goppelsroeder

/s/ Frank Kung	Director	September 26, 2018
Frank Kung

/s/ Steven Mills	Director	September 26, 2018
Steven Mills

/s/ Carole Piwnica	Director	September 26, 2018
Carole Piwnica

/s/ Christophe Vuillez	Director	September 26, 2018
Christophe Vuillez

/s/ HH Sheikh Abdullah bin Khalifa Al Thani	Director	September 26, 2018
HH Sheikh Abdullah bin Khalifa Al Thani

/s/ R. Neil Williams	Director	September 26, 2018
R. Neil Williams

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